     As filed with the Securities and Exchange Commission on April 24, 2002

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ENTRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Maryland                                 62-1670648
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                    Identification Number)

One Hanover Park, Suite 800
16633 Dallas Parkway
Addison, Texas                                       75001
(Address of Principal Executive Offices)          (Zip Code)

           AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                F. WILLIAM CONNER
                      President and Chief Executive Officer
                                  Entrust, Inc.
                           One Hanover Park, Suite 800
                              16633 Dallas Parkway
                              Addison, Texas 75001
                     (Name and Address of Agent for Service)

                                 (972) 713-5800
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                      Proposed              Proposed
     Title of                                          Maximum               Maximum
    Securities                    Amount               Offering             Aggregate              Amount of
      to be                       to be                 Price                Offering             Registration
    Registered                  Registered            Per Share               Price                   Fee
    ----------                  ----------           -----------            ---------             ------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par       3,221,325 shares         $4.73(1)            $15,236,868(1)            $1,402
value per share
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 22, 2002.
================================================================================

--------------------------------------------------------------------------------

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's Amended and Restated 1996 Stock Incentive Plan, as amended (the "Plan"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference
                  ---------------------------------------

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on August 3, 1998, as amended by the Registrant's Current Report on Form 8-K dated April 27, 2001, as further amended by any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities
                  -------------------------

                  Not applicable.


         Item 5.  Interests of Named Experts and Counsel
                  --------------------------------------

                  Not applicable.

         Item 6.  Indemnification of Directors and Officers
                  -----------------------------------------

                  Section 2-418 of the General Corporation Law of Maryland (the "Maryland Law") provides that, unless a corporation's charter includes a provision that restricts or limits the corporation's right to indemnify its officers and directors, the corporation may indemnify a director or officer with respect to proceedings instituted against such director or officer by reason of his or her service in that capacity, unless the act or omission in question was material and was committed in bad faith or was the result of active and deliberate dishonesty, unless the director or officer received an improper personal benefit or unless the director or officer had reasonable cause to believe that the act or omission was unlawful. The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland Law and that the Registrant shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. However, nothing in the Articles of Incorporation or Bylaws of the Registrant protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of a proceeding, unless limited by charter, the Maryland Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

         Item 7.  Exemption from Registration Claimed
                  -----------------------------------

                  Not applicable.

         Item 8.  Exhibits
                  --------

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  Undertakings
                  ------------

                  1.       The undersigned Registrant hereby undertakes:

                           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                               (i)     To include any prospectus required by
                               Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or
                           events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Addison, Texas on this 23rd day of April, 2002.

                                       ENTRUST, INC.



                                       By: /s/ F. William Conner
                                           -------------------------------------
                                           F. William Conner
                                           President and Chief Executive Officer
                                           and Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Entrust, Inc. hereby severally constitute and appoint F. William Conner, David L. Thompson and James
D. Kendry, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Entrust, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                    Title                                 Date
    ---------                                    -----                                 ----
                                            President, Chief Executive Officer
                                            and Chairman of the Board (Principal
/s/ F. William Conner                       Executive Officer)                     April 23, 2002
------------------------
F. William Conner
                                            Senior Vice President and Chief
                                            Financial Officer (Principal
/s/ David L. Thompson                       Financial and Accounting Officer)      April 23, 2002
-------------------------------
David L. Thompson

/s/ Butler C. Derrick. Jr.                 Director              April 23, 2002
-------------------------------
Butler C. Derrick, Jr.


/s/ Jawaid Ekram                           Director              April 23, 2002
-------------------------------
Jawaid Ekram

/s/ Terrell B. Jones                       Director              April 23, 2002
-------------------------------
Terrell B. Jones

/s/ Michael P. Ressner                     Director              April 23, 2002
-------------------------------
Michael P. Ressner

/s/ Douglas Schloss                        Director              April 23, 2002
-------------------------------
Douglas Schloss

/s/ Christopher M. Stone                   Director              April 23, 2002
-------------------------------
Christopher M. Stone

/s/ Liener Temerlin                        Director              April 23, 2002
-------------------------------
Liener Temerlin

/s/ J. Alberto Yepez                       Director              April 23, 2002
-------------------------------
J. Alberto Yepez

                                  EXHIBIT INDEX

Exhibit
Number                Description
-------               -----------

4.1(1) Articles of Amendment and Restatement of Charter, as amended, of the Registrant

4.4(2)                Amended and Restated By-Laws of the Registrant

5                     Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1                  Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2                  Consent of Deloitte & Touche LLP

24 Power of Attorney (included in the signature pages of this Registration Statement)

______________________

(1) Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-24733), and incorporated herein by reference.
(2) Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-57275), and incorporated herein by reference.